UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2023

PATRIOT TRANSPORTATION HOLDING, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	001-36605	47-2482414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA	32202
(Address of principal executive offices)	(Zip Code)

(904) 858-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PATI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 21, 2023, Patriot Transportation Holding, Inc., a Florida corporation (the “Company”), completed the transactions contemplated by that certain Agreement and Plan of Merger (the “merger agreement”), dated November 1, 2023, by and among the Company, Blue Horizon Partners, Inc., an Oklahoma corporation (“Parent”), and Blue Horizon Partners Merger Sub, Inc., a Florida corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the merger agreement, Merger Sub merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2023, Parent, the Company, and certain of Parent’s and the Company’s subsidiaries entered into that certain Credit Agreement with BMO Bank, N.A., as administrative agent and swing line lender (the “Agent”), the lenders from time to time party thereto, and the guarantors from time to time party thereto (the “Credit Agreement”), which provides for (i) a senior revolving credit facility in the principal amount of up to $40,000,000 and (ii) a senior term loan bridge facility in the principal amount of up to $17,192,900. Certain of Parent’s and the Company’s subsidiaries are the borrowers, and Parent, the Company and certain of the Company’s subsidiaries are guarantors, under the Credit Agreement. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of Parent and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for a credit facility of this type.

On December 21, 2023, a subsidiary of Parent entered into that certain Loan Agreement with NBC Oklahoma, an Oklahoma banking association, as the lender (the “Loan Agreement”), which provides for a term loan in the principal amount of $10,000,000. A subsidiary of Parent is the borrower, and Parent, the Company and certain of the Company’s subsidiaries are guarantors, under the Loan Agreement. The obligations under the Loan Agreement are secured on a first priority basis by certain real property of a subsidiary of Parent. The Loan Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for a loan agreement of this type.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 21, 2023, in connection with the merger, the Company terminated that certain Amended and Restated Credit Agreement, dated as of July 6, 2021, among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, and Wells Fargo Bank, N.A., as lender (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Existing Credit Agreement”). As of December 21, 2023, there were no outstanding borrowings under the Existing Credit Agreement and there were $2,664,434 in commitments under letters of credit under the Existing Credit Agreement. Such letters of credit will remain in effect until replaced by letters of credit issued by Agent. In connection with the termination of the Existing Credit Agreement, all related liens and security interests were terminated, discharged and released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the merger (the “effective time”), on the terms and conditions set forth in the merger agreement:

•
each share of Company common stock, par value $0.10 per share (the “Company common stock”) that was issued and outstanding immediately prior to the effective time, other than shares to be cancelled pursuant to Section 2.1(b) of the merger agreement, were converted into the right to receive $16.26 per share, in cash, without interest (the “merger consideration”), subject to any applicable withholding taxes;

•
each outstanding and unexercised option to purchase shares of Company common stock (whether vested or unvested and whether exercisable or unexercisable) (each a “Company stock option”) became fully vested and was cancelled in exchange for the right to receive a cash payment, without interest and subject to applicable tax withholding, of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such Company stock option and (ii) the excess of the merger consideration over the exercise price per share of each such Company stock option; and

•
each outstanding Company stock appreciation right (whether vested or unvested) (a “SAR”) became fully vested and was cancelled in exchange for the right to receive a cash payment, without interest and subject to applicable tax withholding, of an amount equal to the product of (i) the total number of shares of Company common stock underlying each such SAR and (ii) the excess, if any, of (x) the merger consideration over (y) the per-share SAR Price (as defined in the merger agreement)..

The aggregate consideration paid by Parent in the merger was approximately $66.2 million, excluding related transaction fees and expenses.

The foregoing description of the merger and the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 2.1 of this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Section 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) on December 21, 2023 of the consummation of the merger and requested that the trading of the Company common stock on NASDAQ be suspended and that the listing of its shares on NASDAQ be withdrawn. The trading in the Company common stock will be suspended prior to the opening of trading on December 22, 2023. The Company also requested that NASDAQ file with the Securities and Exchange Commission (“SEC”) an application on Form 25 to delist and deregister the Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 requesting the deregistration of the Company common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03.	Material Modification of Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.  As a result of the merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the merger, as contemplated by the merger agreement (and not because of any disagreement with the Company), each of John E. Anderson, John D. Baker II, Thompson S. Baker II, Luke E. Fichthorn III, Charles D. Hyman and Eric K. Mann resigned his respective position as a member of the Board of Directors of the Company (the “Company Board”) and from all committees of the Company Board on which such directors served, effective as of the effective time. Immediately following the effective time, Matt Herndon, David Price, Gregory Price, and Matthew Price became the directors of the Company (as the surviving corporation).

The officers of the Company immediately prior to the effective time continue to serve as officers of the Company (as the surviving corporation).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms of the merger agreement, at the effective time, the articles of incorporation and bylaws of the Company were each amended and restated, and such amended and restated articles of incorporation and bylaws became the articles of incorporation and bylaws, respectively, of the Company (as the surviving corporation). Copies of the Amended and Restated Articles of Incorporation of the Company (as the surviving corporation) and the Amended and Restated Bylaws of Company (as the surviving corporation) are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On December 21, 2023, the Company issued a press release announcing the consummation of the merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No. Description

2.1 Agreement and Plan of Merger, dated as of November 1, 2023, by and among Company, Parent, and Merger Sub (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on November 1, 2023)*
3.1 Amended and Restated Articles of Incorporation of Patriot Transportation Holding, Inc.
3.2 Amended and Restated Bylaws of Patriot Transportation Holding, Inc.
99.1 Press Release dated December 21, 2023
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT TRANSPORTATION HOLDING, INC.
Registrant

Date: December 21, 2023	By:	/s/Matthew C. McNulty
Matthew C. McNulty
Chief Financial Officer